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                                   BANK OF COMMERCE
               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JUNE 15, 1999
                         SOLICITED BY THE BOARD OF DIRECTORS


Peter Q. Davis, Nicole A. Clay, and Gary D. Cristofani, or any of them, with full power of substitution, are hereby appointed by the signatory of this proxy to vote all shares of Common Stock held by the signatory on April 30, 1999, at the June 15, 1999 Annual Meeting of Shareholders of the Bank of Commerce and any adjournment thereof, on each of the items on the reverse side and in accordance with the directions given there and, in their discretion, to cumulate votes for directors, and to vote on all other matters that may properly come before the Annual Meeting and any adjournment thereof.


                     (Continued and To Be Signed on Reverse Side)

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                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AL ITEMS

Please mark your vote as indicated in this example               /X/

1) APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION OF BANK OF COMMERCE WITH AND INTO U.S. BANK, NATIONAL ASSOCIATION


       FOR            AGAINST       ABSTAIN
       / /              / /           / /

2) ELECTION OF ALL NOMINEES AS DIRECTORS OF THE BANK

   Michael M. Bamber, David H. Bartram, Nicole A. Clay, Albert Colucci,
   Peter Q. Davis, Lucy L. Killea, Richard N. Krupp, Susan Lew, and John A. Rose

   For all nominees listed above (except as marked to the contrary)     / /

   Withhold authority to vote for all nominees listed below             / /

   Withhold authority to vote for the following nominees:

   -----------------------------------------------------------------------------

3) APPROVAL TO AMEND THE BANK OF COMMERCE 1998 STOCK PLAN TO PERMIT STOCK AWARDS TO BE ASSUMED BY ANOTHER PARTY IN THE EVENT OF A MERGER.

       FOR            AGAINST       ABSTAIN
       / /              / /           / /

4) APPROVAL TO AMEND THE BANK OF COMMERCE 1998 STOCK PLAN INCREASING THE NUMBER OF SHARES AVAILABLE FOR STOCK AWARDS.

       FOR            AGAINST       ABSTAIN
       / /              / /           / /

5) APPROVAL TO TRANSACT OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

       FOR            AGAINST       ABSTAIN
       / /              / /           / /

Receipt of a copy of the Notice and Proxy Statement dated April 30, 1999 is hereby acknowledged.

Please date and sign, exactly as name appears on this proxy. Executors, administrators, guardians, and other signing in a fiduciary capacity should indicate such capacity when signing. If shares are held jointly, each holder should sign.

Date:
       ----------------------------------------------

Signature of Shareholder:
                           ---------------------------------------

Signature of Shareholder:
                           ---------------------------------------

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL ITEMS